UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 10, 2008
Healthaxis Inc.

(Exact Name of Registrant as Specified in Its Charter)
Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-13591	23-2214195

(Commission File Number)	(IRS Employer Identification No.)

7301 North State Highway 161, Suite 300, Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(972) 443-5000

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 10, 2008, Healthaxis, Ltd., a wholly-owned subsidiary of Healthaxis Inc. (either such entity, “Healthaxis”), entered into an Employment Separation Agreement with Lawrence F. Thompson, the Executive Vice President of Healthaxis. Under the terms of the agreement, Healthaxis and Mr. Thompson agreed that his employment agreement would terminate immediately and that his employment with Healthaxis would terminate effective as of March 15, 2008 (the “Termination Date”). In addition to payment of his normal base salary through the Termination Date, under the terms of the agreement, Healthaxis is required to pay Mr. Thompson (a) a final commission of $9,375, (b) severance pay of $100,000, payable in twelve equal semi-monthly installments, (c) to the extent permitted under Healthaxis’ plans, continued coverage of Mr. Thompson under the Healthaxis health, dental, life insurance and accidental death and dismemberment plans until the earlier to occur of six months following the Termination Date or the date that Mr. Thompson becomes eligible for similar benefits through a subsequent employer, and (d) the reimbursement of business expenses incurred by Mr. Thompson in the normal course. Consistent with the terms of Mr. Thompson’s prior agreements with Healthaxis, 50,000 stock options having an exercise price of $1.80 per share shall be exercisable for a period of 36 months after the Termination Date and 34,750 shares of restricted stock granted to Mr. Thompson shall be deemed fully vested as of the Termination Date. Mr. Thompson agreed with Healthaxis that he will cooperate with Healthaxis with regard to outstanding business opportunities or issues to the extent reasonably requested by Healthaxis, and also agreed that he will not compete with Healthaxis for a one-year period following the termination of his employment.
     In an unrelated development, on March 10, 2008, Kevin F. Hickey resigned from the Board of Directors of Healthaxis Inc. effective immediately. Mr. Hickey indicated that he has no disagreement with the company on any matter, but is resigning for personal reasons.
ITEM 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1	Employment Separation Agreement dated as of March 10, 2008 between Healthaxis and Lawrence F. Thompson.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 11, 2008

HEALTHAXIS INC.
By:	/s/ Ronald K. Herbert
Ronald K. Herbert
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Separation Agreement dated as of March 10, 2008 between Healthaxis and Lawrence F. Thompson.